UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street
Bristol
Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Barnes Group Inc. (the “Company”), on September 7, 2023, the Company received notice from Marian Acker, the Company’s Vice President, Controller and Principal Accounting Officer, of her intent to retire effective April 30, 2024 and entered into a transition services agreement (the “Transition Agreement”) governing the terms of Ms. Acker’s continued employment until her retirement and her engagement to provide consulting services as an independent contractor after her retirement for the period from May 1, 2024 until October 31, 2024. The Transition Agreement was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2023.

On January 17, 2024, Ms. Acker and the Company entered into an amendment to the Transition Agreement delaying her retirement until April 30, 2025 and the post-retirement consulting period until the period from May 1, 2025 until October 31, 2025. The other terms of the Transition Agreement remain in full force and effect, except that Ms. Acker will continue to participate in the Company’s Management Incentive Compensation Plan for 2024 and the pro-rata portion of 2025 through the new retirement date, and the fee to be paid for Ms. Acker’s consulting services will be equal to her annual base salary as in effect at the time of retirement plus $10,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES GROUP INC.
(Registrant)

Date: January 19, 2024	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, General Counsel